UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2010

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54196	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (808) 546-4511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 9, 2010, Walter A. Dods, Jr. was appointed to the Board of Directors (the “Board”) and the Compensation Committee of Hawaiian Telcom Holdco, Inc. (the “Company”).  He also was appointed Chairman of the Nominating and Governance Committee.  A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.

In connection with his appointment to the Board, Mr. Dods will be granted a restricted stock unit award for 2,434 shares of the Company’s common stock. The restricted stock units will be granted pursuant to the form of restricted stock unit agreement for non-employee directors filed as Exhibit 10.34 to the Company’s Form 10 filed on November 16, 2010.

There are no related party transactions with Mr. Dods required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

99.1         Press Release dated December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010
HAWAIIAN TELCOM HOLDCO, INC.

/s/ John T. Komeiji
John T. Komeiji
Senior Vice President and General Counsel